Exhibit 99.1
For Immediate Release

REALOGY NAMES MELISSA MCSHERRY
CHIEF OPERATING OFFICER

With Deep Product, Technology, and Digital Experience, McSherry Will
Further Transform Realogy to Accelerate Growth

MADISON, N.J. – February 16, 2022 – Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today announced the appointment of Melissa McSherry as Chief Operating Officer (COO), effective February 22, 2022. Reporting to Realogy President and Chief Executive Officer, Ryan Schneider, McSherry will serve as a member of the company’s executive leadership team, driving product, technology, enterprise marketing, and customer experience. Over her nearly 30-year career, McSherry has held senior product, technology, data, and strategy roles at multiple largescale, high-performing organizations, most recently serving as Senior Vice President at Visa Inc.

“Melissa is a bold leader who inspires teams. She strategically leverages technology and data to build products that enhance the customer experience and drive growth,” said Schneider. “Melissa will help lead the next chapter of Realogy’s transformation as we accelerate delivery of a more seamless, digitized transaction and harness the power of our strong momentum.”

In her role as COO, McSherry will be responsible across all of Realogy for product, technology, customer success, corporate development, and enterprise marketing. She will collaborate with Realogy’s business and functional leaders to lead digital transformation and uncover new opportunities for additional growth.

“Realogy is an industry leader with unmatched scale, deep data access, strong brands, and powerful agents,” said McSherry. “I have admired the progress the company has made in transforming how consumers buy and sell homes, and I am excited to partner with Ryan Schneider and the talented leadership team to further amplify Realogy’s success as, together, we deliver the next chapter for the company and our customers.”

At Visa, McSherry led high-growth businesses delivering digital transformation and AI through product and technology, marketing, investments, and talent development. She previously spent 12 years at Capital One leading teams across card partnerships, corporate strategy, decision/data science, technology, and AI. McSherry began her career at Dean & Company, focused on financial services, telecommunications, and utilities clients. She holds an MBA from Stanford University and a Bachelor of Arts in Social Studies from Harvard University.
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About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.4 million home transactions in 2020. The company’s diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker

Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 196,600 independent sales agents in the U.S. and approximately 140,800 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for ten consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work four years in a row, named one of LinkedIn’s 2021 Top Companies in the U.S., and honored on the Forbes list of World’s Best Employers 2021.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those in forward-looking statements include but are not limited to those set forth under the headings "Forward-Looking Statements" and "Risk Factors" in Realogy’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and Annual Report on Form 10-K for the year ended December 31, 2020 and its other filings made from time to time. Realogy undertakes no obligation to release publicly any revisions to any forward-looking statements, except as required by law.

Investor Contacts:                 Media Contacts:
Alicia Swift                    Trey Sarten
(973) 407-4669                    (973) 407-2162
alicia.swift@realogy.com                 trey.sarten@realogy.com

Danielle Kloeblen                Wyatt Jefferies
(973) 407-2148                    (973) 407-5742
danielle.kloeblen@realogy.com             wyatt.jefferies@realogy.com